Exhibit 99.1

First Data Reports Third Quarter Results

•	Adjusted revenue of $1.6 billion, up 2%; consolidated revenue $2.6 billion, up 8%

•	Generated $962 million in operating cash flow during the last 12 months and ended the quarter with $1.8 billion in unrestricted liquidity

ATLANTA, Nov. 4, 2010—First Data Corporation today reported its financial results for the third quarter ended Sept. 30, 2010. Consolidated revenue of $2.6 billion was up 8% compared to a year ago primarily driven by increases in debit network fees. Adjusted revenue of $1.6 billion increased 2% year-over-year driven by growth in both Retail and Alliance Services and Financial Services.

For the third quarter, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $526 million compared to $525 million in the third quarter of 2009. The year-over-year EBITDA comparison was positively affected by a timing benefit of $23 million from card association fees while higher incentive compensation accruals of $31 million and asset write-offs of $9 million negatively impacted the year-over-year comparison. For the quarter, the net loss attributable to First Data was $431 million, which included a charge of $178 million associated with U.S. tax legislation signed in August that adversely affects the company’s ability to use foreign tax credits to offset future U.S. taxes.

First Data generated $104 million in operating cash flow for the third quarter, which included semi-annual interest payments of $505 million and had $1.8 billion in unrestricted liquidity—$135 million in cash available for corporate use plus $1.7 billion under the line of credit—at quarter end.

“I am excited to be joining First Data—our management team is committed to continuing to grow this business organically and profitably by putting the customer first, introducing innovative products, and achieving operational efficiencies across the organization,” said First Data Chief Executive Officer, Jonathan J. Judge, a 34-year technology-industry executive who began his new role Oct. 1, 2010. Previously, Judge served as president and CEO at Paychex, Inc. and is a 26-year veteran of IBM Corporation.

Segment Results

Retail and Alliance Services segment revenue of $851 million increased 7% in the third quarter of 2010 compared to 2009. Revenue growth was driven by transaction growth of 9%, continued penetration of complementary products including check processing, prepaid card, and point-of-sale equipment, and a timing benefit from card association fees. Credit mix remained stable at 72% and regional average ticket was $69, down 3% compared to the same quarter a year ago. EBITDA was $356 million, up $51 million or 17% compared to 2009 driven by revenue growth across all lines of business. Margin for the third quarter was 42%. During the quarter, Retail and Alliance Services added 10 referral agreements, one new revenue sharing agreement and 20 new independent sales organizations.

Financial Services segment revenue for the third quarter increased 4% to $354 million compared to the same quarter of 2009. New business and growth in transaction volumes were offset by pricing pressures and customer losses. Active card accounts on file declined 4%. Debit issuer transactions were up 7% excluding the impact of the loss of Washington Mutual. Segment EBITDA was $144 million down $4 million or 3% compared to 2009. Margin for the third quarter was 41%. During the quarter, Financial Services renewed 419 contracts.

International segment revenue for the third quarter was $402 million, down slightly compared to the prior year. On a constant currency basis, segment revenue was up 2%. Growth was driven by increases in the merchant acquiring business offset by declines in the card issuing business. Merchant acquiring growth was driven by transaction volumes and a new alliance in India. The card issuing business decline was driven by price compression from renewing long-term contracts and reduced demand for ancillary services. Segment EBITDA was $82 million, compared with $99 million in the same quarter of 2009 and margin was 20%. The decline in segment EBITDA includes asset write-offs of $9 million and the timing of incentive compensation accruals.

Recent Events

Amendment to Credit Facilities

On Aug. 10, 2010, First Data amended its existing credit agreement. This amendment provided the company with additional flexibility to extend its borrowings, execute various refinancing alternatives to address future maturities, and take action to improve the company’s overall capital structure. In connection with the amendment, the company issued $510 million in senior secured notes with a coupon of 8.875% due in 2020 to refinance existing debt and extend the company’s debt maturity profile.

Strategic Global Partnership with SK C&C

Committed to bringing one of the newest innovations in payments to its customers, First Data signed a partnership with SK C&C in September to bring expertise in mobile commerce from South Korea to the United States. SK C&C has successfully provided services such as Trusted Service Manager (TSM), a Mobile Wallet and Mobile Banking, to the South Korean market since 2002.

STAR CertiFlash and TransArmor

Continuing to innovate, STAR Network launched a new PIN debit application that advances point-of-sale security using one-time card number technology. The STAR Certiflash technology is programmed onto a contactless chip embedded within a payment device. For each transaction, the chip encrypts and transmits a card number that is good for only a single use.

On Sept. 1, 2010, the First Data TransArmor payment security service became available to U.S. merchants through the company’s network of resale partners. TransArmor changes the way merchants secure and manage cardholder data. The service protects consumer payment card data from the moment it enters the merchant environment and replaces card data with a token number that preserves the value of card data for merchant business operations but removes all value for fraudsters. As a result, merchants are able to reduce the scope, risk and costs associated with Payment Card Industry (PCI) compliance without requiring new hardware or extensive changes to existing business processes.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP (generally accepted accounting principles) measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Thursday, Nov. 4 at 8 a.m. ET to review third quarter financial results. Ray Winborne, First Data chief financial officer, will lead the call. Joining him for Q&A will be Jon Judge, CEO; Ed Labry, president of Retail and Alliance Services; and Kevin Schultz, president of Financial Services.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 866.578.5801 (U.S.) or 617.213.8058 (outside the U.S.), pass code 94267902.

A replay of the call will be available through Nov. 18, 2010, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 77957221, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data powers the global economy by making it easy, fast and secure for people and businesses to buy goods and services using virtually any form of electronic payment. Whether the choice of payment is a gift card, a credit or debit card or a check, First Data securely processes the transaction and harnesses the power of the aggregate data to deliver intelligence and insight for millions of merchant locations and thousands of card issuers in 36 countries. For more information, visit www.firstdata.com.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended September 30,
	2010	2009	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$916.6	$868.2	6%
Check services	96.9	90.5	7%
Card services	432.0	451.9	-4%
Other services	123.7	129.2	-4%
Product sales and other	205.3	183.9	12%
Reimbursable debit network fees, postage and other	858.6	719.5	19%

	2,633.1	2,443.2	8%

Expenses:
Cost of services (exclusive of items shown below)	743.0	757.1	-2%
Cost of products sold	98.7	80.9	22%
Selling, general and administrative	405.1	377.5	7%
Reimbursable debit network fees, postage and other	858.6	719.5	19%
Depreciation and amortization	354.7	374.8	-5%
Other operating expenses:
Restructuring, net	32.3	10.9	NM
Impairments	—	7.7	NM

	2,492.4	2,328.4	7%

Operating profit	140.7	114.8	23%

Interest income	2.1	3.2	-34%
Interest expense	(455.8)	(447.5)	2%
Other income (expense) (b)	(52.3)	(84.5)	NM

	(506.0)	(528.8)	-4%

Loss before income taxes and equity earnings in affiliates	(365.3)	(414.0)	-12%
Income tax expense (benefit)	52.3	(132.5)	NM
Equity earnings in affiliates (a)	31.2	26.8	16%

Net loss	(386.4)	(254.7)	52%
Less: Net income attributable to noncontrolling interests	44.9	35.9	NM

Net loss attributable to First Data Corporation	$(431.3)	$(290.6)	48%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Nine months ended September 30,
	2010	2009	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$2,592.8	$2,199.3	18%
Check services	285.2	261.6	9%
Card services	1,296.3	1,376.5	-6%
Other services	400.4	380.7	5%
Product sales and other	607.6	568.9	7%
Reimbursable debit network fees, postage and other	2,467.6	1,941.0	27%

	7,649.9	6,728.0	14%

Expenses:
Cost of services (exclusive of items shown below)	2,251.3	2,144.5	5%
Cost of products sold	273.7	224.6	22%
Selling, general and administrative	1,179.7	1,035.2	14%
Reimbursable debit network fees, postage and other	2,467.6	1,941.0	27%
Depreciation and amortization	1,053.4	1,069.9	-2%
Other operating expenses:
Restructuring, net	68.7	44.4	NM
Impairments	—	7.7	NM
Litigation and regulatory settlements	(2.0)	(2.7)	NM

	7,292.4	6,464.6	13%

Operating profit	357.5	263.4	36%

Interest income	5.5	9.6	-43%
Interest expense	(1,355.6)	(1,345.3)	1%
Other income (expense) (b)	(19.3)	(64.8)	NM

	(1,369.4)	(1,400.5)	-2%

Loss before income taxes and equity earnings in affiliates	(1,011.9)	(1,137.1)	-11%
Income tax benefit	(208.2)	(390.1)	-47%
Equity earnings in affiliates (a)	86.7	70.8	22%

Net loss	(717.0)	(676.2)	6%
Less: Net income attributable to noncontrolling interests	125.6	41.6	NM

Net loss attributable to First Data Corporation	$(842.6)	$(717.8)	17%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended September 30,
	2010	2009	Change
Revenues: (c)
Retail and Alliance Services	$851.1	$796.7	7%
Financial Services	353.7	339.3	4%
International (d)	402.5	404.1	0%

Subtotal segment revenues	1,607.3	1,540.1	4%
All Other and Corporate	32.8	53.2	-38%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (e)	(1.3)	5.4	NM
Eliminations of intersegment revenues	(15.1)	(13.9)	NM

Adjusted revenue	1,623.7	1,584.8	2%

Adjustments to reconcile to Consolidated revenues: (f)
Divested businesses (d)	—	21.2	NM
Adjustments for non-wholly-owned entities (g)	56.5	53.1	NM
Official check and money order revenues (e)	1.3	(5.4)	NM
ISO commission expense (h)	93.0	70.0	NM
Reimbursable debit network fees, postage and other	858.6	719.5	19%

Consolidated revenues	$2,633.1	$2,443.2	8%

Segment EBITDA: (i)
Retail and Alliance Services	$355.6	$304.4	17%
Financial Services	144.3	148.2	-3%
International (d)	82.3	99.1	-17%

Subtotal segment EBITDA	582.2	551.7	6%
All Other and Corporate	(56.2)	(27.1)	107%

Adjusted EBITDA	526.0	524.6	0%

Adjustments to reconcile to Loss before income taxes and equity earnings in affiliates: (f)
Divested businesses (d)	(0.3)	15.5	NM
Adjustments for non-wholly-owned entities (g)	22.0	16.7	NM
Depreciation and amortization	(354.7)	(374.8)	-5%
Interest expense	(455.8)	(447.5)	2%
Interest income	2.1	3.2	-34%
Other items	(84.6)	(103.1)	NM
Stock based compensation	(2.8)	(4.7)	-40%
Official check and money order EBITDA (e)	(1.8)	(10.5)	NM
Cost of data center, technology and savings initiatives (j)	(7.9)	(26.3)	NM
KKR merger related items (k)	(7.5)	(7.1)	NM

Loss before income taxes and equity earnings in affiliates	$(365.3)	$(414.0)	-12%

Segment depreciation and amortization: (a)
Retail and Alliance Services	$168.4	$192.2	-12%
Financial Services	88.9	80.5	10%
International (d)	72.1	71.5	1%

Subtotal segment depreciation and amortization	329.4	344.2	-4%
All Other and Corporate	17.1	20.4	-16%

	346.5	364.6	-5%

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses (d)	—	2.5	NM
Adjustments for non-wholly-owned entities (g)	26.4	26.3	NM
Amortization of initial payments for new contracts	9.8	7.7	27%

Total consolidated depreciation and amortization	$382.7	$401.1	-5%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Nine months ended September 30,
	2010	2009	Change
Revenues: (c)
Retail and Alliance Services	$2,442.0	$2,243.3	9%
Financial Services	1,051.2	1,089.9	-4%
International (d)	1,181.3	1,120.3	5%

Subtotal segment revenues	4,674.5	4,453.5	5%
All Other and Corporate	140.6	181.8	-23%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (e)	(15.9)	4.8	NM
Eliminations of intersegment revenues	(46.3)	(42.4)	NM

Adjusted revenue	4,752.9	4,597.7	3%

Adjustments to reconcile to Consolidated revenues: (f)
Divested businesses (d)	—	68.4	NM
Adjustments for non-wholly-owned entities (g)	166.6	(57.3)	NM
Official check and money order revenues (e)	15.9	(4.8)	NM
ISO commission expense (h)	246.9	183.0	NM
Reimbursable debit network fees, postage and other	2,467.6	1,941.0	27%

Consolidated revenues	$7,649.9	$6,728.0	14%

Segment EBITDA: (i)
Retail and Alliance Services	$949.8	$895.2	6%
Financial Services	412.0	497.3	-17%
International (d)	233.4	276.3	-16%

Subtotal segment EBITDA	1,595.2	1,668.8	-4%
All Other and Corporate	(132.0)	(84.1)	57%

Adjusted EBITDA	1,463.2	1,584.7	-8%

Adjustments to reconcile to Loss before income taxes and equity earnings in affiliates: (f)
Divested businesses (d)	1.1	38.8	NM
Adjustments for non-wholly-owned entities (g)	65.2	(57.6)	NM
Depreciation and amortization	(1,053.4)	(1,069.9)	-2%
Interest expense	(1,355.6)	(1,345.3)	1%
Interest income	5.5	9.6	-43%
Other items	(86.0)	(114.2)	NM
Stock based compensation	(9.3)	(13.8)	-33%
Official check and money order EBITDA (e)	5.8	(21.1)	NM
Cost of data center, technology and savings initiatives (j)	(27.4)	(127.5)	NM
KKR merger related items (k)	(21.0)	(20.6)	NM
Eliminations	—	(0.2)	NM

Loss before income taxes and equity earnings in affiliates	$(1,011.9)	$(1,137.1)	-11%

Segment depreciation and amortization: (a)
Retail and Alliance Services	$505.6	$565.5	-11%
Financial Services	264.8	269.4	-2%
International (d)	214.4	200.9	7%

Subtotal segment depreciation and amortization	984.8	1,035.8	-5%
All Other and Corporate	42.0	53.9	-22%

	1,026.8	1,089.7	-6%

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses (d)	—	8.7	NM
Adjustments for non-wholly-owned entities (g)	81.2	25.7	NM
Amortization of initial payments for new contracts	28.5	18.1	57%

Total consolidated depreciation and amortization	$1,136.5	$1,142.2	0%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2010, the Integrated Payment Systems operating segment is being reported within All Other and Corporate. Results for 2009 have been adjusted to reflect the change. Results for 2009 also have been adjusted to reflect the impact of purchase accounting adjustments resulting from the final valuation of intangible assets associated with the Banc of America Merchant Services alliance completed in December 2009. Other amounts in 2009 have been adjusted to conform to current year presentation.

(a)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” (presented in “Summary Segment Data”) and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $18.2 million and $54.6 million for the three and nine months ended September 30, 2010, respectively, and $18.6 million and $54.2 million for the three and nine months ended September 30, 2009, respectively.

(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses).

(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Revenue from divested businesses is excluded from segment revenue as if these businesses had been divested for all periods presented. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	The Company sold a merchant acquiring business in Canada as well as a debit and credit card issuing and acquiring processing business in Austria, both reported within the International segment, in November 2009 and August 2009, respectively. The results of divested businesses are excluded from segment results. The International segment performance measures have been adjusted for 2009 to exclude the results of divested businesses.

(e)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind-down of these businesses.

(f)	Reconciles Adjusted revenue to consolidated revenue or Adjusted EBITDA to “Loss before income taxes and equity earnings in affiliates” as reported on the Consolidated Statements of Operations.

(g)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and equity earnings included in the International segment revenue or segment EBITDA. Also includes the add back of net income attributable to noncontrolling interests excluded from International segment EBITDA.

(h)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while such commissions are reflected as expense in the Consolidated Statements of Operations.

(i)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Loss before income taxes and equity earnings in affiliates.”

(j)	Cost of data center, technology and savings initiatives in 2010 represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms. The amount for 2009 represents implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expenses related to the reorganization of global application development resources, expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses, as well as certain platform development and other costs directly associated with the termination of the Chase Paymentech alliance, all of which are considered one-time projects (excludes costs accrued in purchase accounting).

(k)	Represents the exclusion of third-party expenses including legal, accounting and other advisory fees incurred in connection with the merger of the Company with an affiliate of KKR and the debt issued thereunder, KKR annual sponsor fees for management, consulting, financial and other advisory services and the effect of purchase accounting associated with the merger on EBITDA, which is primarily the result of revenue recognition adjustments.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of September 30, 2010, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,603.2 million, Consolidated EBITDA of $2,580.7 million and a Ratio of 4.88 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last Twelve months ended September 30, 2010
Net loss attributable to First Data Corporation	$(1,211.2)
Interest expense, net (1)	1,799.1
Income tax (benefit) expense	(396.9)
Depreciation and amortization (2)	1,548.1

EBITDA (13)	1,739.1

Stock based compensation (3)	14.7
Other items (4)	322.8
Official check and money order EBITDA (5)	(7.0)
Cost of data center, technology, and savings initiatives (6)	66.7
KKR merger related items (7)	30.3
Pre-acquisition EBITDA of acquired or divested businesses (8)	(5.3)
Projected near-term cost savings and revenue enhancements (9)	245.0
Net income attributable to noncontrolling interests (10)	155.8
Equity entities taxes, depreciation, and amortization (11)	14.0
Other (12)	4.6

Consolidated EBITDA (13)	$2,580.7

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $38.1 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $74.2 million.
(3)	Stock based compensation recognized as expense.
(4)	Other items include net restructuring, impairments, litigation and regulatory settlements, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other as applicable to the period presented.
(5)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the Company’s wind down of these businesses.
(6)	Represents implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expense related to the reorganization of global application development resources, expense associated with domestic data center consolidation initiatives and planned workforce reduction expenses, expense related to the conversion of certain BAMS merchant clients onto First Data platforms, as well as certain platform development and other costs directly associated with the termination of the Chase Paymentech alliance, all of which are considered one-time projects (excludes costs accrued in purchase accounting).
(7)	Represents the exclusion of third-party expenses including legal, accounting and other advisory fees incurred in connection with the merger of the Company with an affiliate of KKR and the debt issued thereunder, KKR annual sponsor fees for management, consulting, financial and other advisory services and the effect of purchase accounting associated with the merger on EBITDA, which is primarily the result of revenue recognition adjustments.
(8)	Reflects the EBITDA of companies acquired or divested after September 30, 2009 through September 30, 2010, as if these companies had been acquired or divested on October 1, 2009.
(9)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis, principally in connection with cost savings initiatives described in Note 6 and the BAMS alliance.

(10)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(11)	Represents the Company’s proportional share of income taxes, depreciation, and amortization on equity method investments.
(12)	Includes non-capitalized merger and acquisitions costs and losses on equity method investments.
(13)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that the Company does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6 above. Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

Management believes that these non-GAAP measures provide insight into the company’s core performance.

	Three Months Ended September 30,
International	2010	2009	Change
Segment Revenue	$402.5	$404.1	0%
Foreign exchange impact (1)	9.9	—

Segment Revenue on a constant currency basis	$412.4	$404.1	2%

(1)	Foreign exchange impact represents the difference between actual 2010 and 2010 calculated using 2009 exchange rates.